Exhibit 99.1
JLL Income Property Trust
Acquires Greater Boston Area Warehouse

Chicago (September 30, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $7.0 billion in portfolio equity and debt investments, announced the acquisition of Worcester Distribution Center, a Class A industrial building in the Western Boston submarket, for a purchase price of approximately $90 million.

Built in 2022, the property totals approximately 396,000 square feet and is 100% leased to a single tenant on a long-term lease. The space features Class A design specifications including 36’ clear heights and buildouts for specialized storage including refrigeration, temperature-controlled space, automation, and a storage vault. Well located in the Boston submarket, it is positioned at the intersection of the state’s primary truck corridors, with convenient access to I-90 and I-495 for efficient distribution across the east coast.

“Worcester Distribution Center is an important addition to our expanding industrial portfolio,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “The cost of fuel has continued to rise, widening the imbalance between the costs of transportation and rent. As a result, demand for well-located industrial properties proximate to nodes of critical transportation infrastructure has increased. We have long prioritized logistics centers near these key transportation epicenters, and Worcester Distribution Center aligns with our industrial strategy to position a meaningful share of the portfolio to capitalize on these longer-term demand drivers.”

JLL Income Property Trust’s allocation to industrial real estate remains one of its highest conviction property sectors. As of this recent investment, warehouse investments comprise the largest percentage of the total $7.0 billion portfolio at 39%, with $2.7 billion in assets across 66 industrial properties.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that owns a growing portfolio of real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),

JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.

LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages $86.8 billion of assets in private and public real estate equity and debt investments as of Q1 2026. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results

This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com